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Exhibit 21.   List of Subsidiaries

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                                                                                State or Other
        Name and Address                                                        Jurisdiction
        ----------------                                                        ------------
        Transign, Inc.                                                          Michigan
        3777 Airport Road
        Waterford, Michigan 48329

        The Lobb Company                                                        Michigan
        (A Subsidiary of Transign, Inc.)
        3777-B Airport Road
        Waterford, Michigan 48329

        Transmatic, Inc.                                                        Delaware
        6145 Delfield Ind. Park Drive
        Waterford, Michigan 48329

        Transmatic Europe, Ltd.                                                 United Kingdom
        (A Subsidiary of Transmatic, Inc.)
        B 3 Hortonwood 10 Telford, Shropshire TF1 4ES England

        Vultron, Inc.                                                           Delaware
        2600 Bond Street
        Rochester Hills, Michigan 48309

        Vultron International, Ltd.                                             United Kingdom
        (A Subsidiary of Vultron, Inc.)
        City Park Industrial Estate
        Gelderd Road
        Leeds
        LS12 6DR England


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